Exhibit 3.47(a)

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

CLUBCORP GRAPHICS, INC.

I the undersigned as Secretary of ClubCorp Graphics, Inc. (the “Corporation”) do hereby certify:

A.       That the Board of Directors by written resolution dated November 9, 2010, adopted a resolution to amend the original Articles of Incorporation as follows:

B.       Article III of the is hereby deleted in its entirety and replaced with the following:

ARTICLE III

The purpose for which the Corporation is organized is to engage in the businesses of establishing, developing, building, designing, constructing, maintaining, managing, operating, buying, selling, acquiring, leasing, trading, and dealing in one more private clubs and/or restaurants for the providing of refreshments, entertainment, exercise, health, and athletic facilities and social diversions for their members and guests and to afford all customary privileges and accommodations of a private club for profit, and to engage in such other related activities and make such other investments as the Board of Directors of the corporation may from time to time deem advisable, both within and without the State of Florida, and to engage in any lawful activities and to exercise such powers permitted to corporations under the Florida Business Corporation Act.

C.       The number of shares of the Corporation outstanding and entitled to vote on such amendment to the Existing Articles is 1,000; that the said change to Article III to the Existing Articles has been consented to and approved by a majority vote of the stockholders holding at least a majority of stock outstanding and entitled to vote thereon by written shareholder consent dated November 9, 2010. The number of votes cast was sufficient for approval.

Dated as of November 10, 2010.

CLUBCORP GRAPHICS, INC.

By:	/s/ Ingrid Keiser
Ingrid Keiser, Secretary

FILED 99 JAN 26 PM 4:54 SECRETARY OF STATE TALLAHASSEE, FLORIDA

CERTIFICATE OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

CLUB GRAPHICS, INC.

We the undersigned as President and Secretary of CLUB GRAPHICS, INC. do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened and held on the 4th day of January, 1999, adopted a resolution to amend the original Articles of Incorporation, as follows:

Article I shall be amended to read as follows:

The name of this corporation is: “ClubCorp Graphics, Inc.”.

The number of shares of the corporation outstanding and entitled to vote on such amendment to the Articles of Incorporation is 1,000; that the said change of name and amendment to the Articles of Incorporation has been consented to and approved by a majority vote of the stockholders holding at least a majority of stock outstanding and entitled to vote thereon at a special meeting of Shareholders duly convened and held on January 4, 1999. The number of votes cast was sufficient for approval.

Dated: January 4, 1999.

CLUB GRAPHICS, INC.

By:	/s/ James M. Hinckley
James M. Hinckley, President

By:	/s/ Thomas T. Henslee
Thomas T. Henslee, Secretary

FILED SECRETARY OF STATE DIVISION OF CORPORATIONS 94 NOV 14 AM 11:26

ARTICLES OF INCORPORATION

OF

CLUB GRAPHICS, INC.

The undersigned natural person, of the age of twenty-one (21) years or more, acting as incorporator of a corporation under the Florida General Corporation Act, hereby adopts the following Articles of Incorporation for such corporation.

ARTICLE ONE

The name of the corporation is Club Graphics, Inc.. Its mailing address is 3001 Countryside Boulevard, Clearwater, Florida 34621.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose for which the corporation is organized is to engage in the businesses of establishing, developing, building, designing, constructing, maintaining, managing, operating, buying, selling, acquiring, leasing, trading, and dealing in one or more private clubs and/or restaurants for the providing of refreshments, entertainment, exercise, health, and athletic facilities and social diversions for their members and guests and to afford all customary privileges and accommodations of a private club for profit, and to engage in such other related activities and make such other investments as the Board of Directors of the corporation may from time to time deem advisable, both within and without the State of Florida, and to do all things incidental thereto or connected therewith which are necessary, proper, advisable, or convenient in the premises and are not forbidden by law.

ARTICLE FOUR

The aggregate number of shares of capital stock which the corporation has authority to issue is one thousand (1,000) shares of common stock of the par value of One Dollar ($1.00). The shares shall be designated as common stock and shall have identical rights, privileges, and powers in every respect. Cumulative voting shall not be allowed and no shareholder shall have any preemptive rights.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of not less than Five Hundred Dollars ($500.00).

ARTICLE SIX

The registered agent of the corporation shall be CT Corporation System, whose address is 1200 South Pine Island Road, Plantation, Florida 33324.

ARTICLE SEVEN

The number of directors constituting the initial board of directors is three (3), and the names and addresses of the persons who shall serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Murry E. Page	15770 Dallas Parkway, 5th Floor Dallas, Texas 75248

Randolph D. Addison	15770 Dallas Parkway, 5th Floor Dallas, Texas 75248

Sol S. Reifer	15770 Dallas Parkway, 5th Floor Dallas, Texas 75248

ARTICLE EIGHT

The name and address of the incorporator is Linda Blanton-Myers, 15770 Dallas Parkway, 5th Floor, Dallas, Texas 75248.

ARTICLE NINE

The holders of shares of stock of the corporation shall have no preemptive rights.

ARTICLE TEN

The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. The Board of Directors shall have the power to make and alter the Bylaws of the corporation and to fix the amount to be reserved as working capital over and above its capital stock paid in and to authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

IN WITNESS WHEREOF, the undersigned, being the original subscriber hereinabove named, has hereunto set her hand this 3rd day of November, 1994.

/s/ Linda Blanton-Myers
Linda Blanton-Myers